As filed with the Securities and Exchange Commission on May 17, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Immunocore Holdings plc
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

92 Park Drive
Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(Address of principal executive offices) (Zip code)

Immunocore Holdings plc 2021 Equity Incentive Plan, with Non-Employee Sub-Plan
(Full title of the plan)

Immunocore, LLC
Six Tower Bridge, Suite 200
181 Washington Street
Conshohocken, Pennsylvania 19428
United States
Tel: +1 484 534 5261
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Courtney T. Thorne Eric W. Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	Lily Hepworth General Counsel Immunocore Holdings plc 92 Park Drive Milton Park Abingdon, Oxfordshire OX14 4RY United Kingdom Tel: +44 12 3543 8600	Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,193,143 ordinary shares, nominal value £0.002 per share (“Ordinary Shares”) issuable under the Registrant's 2021 Equity Incentive Plan (the “2021 Plan”), resulting from an automatic annual increase as of January 1, 2022 pursuant to the “evergreen” provision of the 2021 Plan. This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-255182, filed with the Securities and Exchange Commission on April 12, 2021, by the Registrant relating to the 2021 Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Articles of Association of Immunocore Holdings plc.	20-F	001-39992	1.1	3/25/21
4.2	Deposit Agreement.	20-F	001-39992	2.2	3/25/21
4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	20-F	001-39992	2.3	3/25/21
5.1*	Opinion of Cooley (UK) LLP.
23.1*	Consent of KPMG LLP, the Registrant’s independent registered public accounting firm
23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Immunocore Holdings plc 2021 Equity Incentive Plan, including Non-Employee Sub-Plan to the Immunocore Holdings plc 2021 Equity Incentive Plan.	20-F	001-39992	4.20	3/25/21
107	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on the 17th day of May, 2022.

IMMUNOCORE HOLDINGS PLC

By:	/s/ Bahija Jallal, Ph.D.
Bahija Jallal, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bahija Jallal and Brian Di Donato, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bahija Jallal, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2022
Bahija Jallal, Ph.D.

/s/ Brian Di Donato	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 17, 2022
Brian Di Donato

/s/ Professor Sir John Bell	Chairman of the Board of Directors	May 17, 2022
Professor Sir John Bell

/s/ Travis Coy	Director	May 17, 2022
Travis Coy

/s/ Roy Herbst, M.D., Ph.D.	Director	May 17, 2022
Roy Herbst, M.D., Ph.D.

/s/ Robert Perez	Director	May 17, 2022
Robert Perez

/s/ Kristine Peterson	Director	May 17, 2022
Kristine Peterson

/s/ Professor Sir Peter Ratcliffe	Director	May 17, 2022
Professor Sir Peter Ratcliffe

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Immunocore, LLC			May 17, 2022

By:	/s/ Bahija Jallal, Ph.D.	Authorized Representative in the United States
Name: Bahija Jallal, Ph.D.
Title: Authorized Signatory

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